As filed with the Securities and Exchange Commission on October 23, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	52-1893632
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6801 Rockledge Drive

Bethesda, Maryland 20817

(301) 897-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marian S. Block

Vice President and Associate General Counsel

Lockheed Martin Corporation

6801 Rockledge Drive

Bethesda, Maryland 20817

(301) 897-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $1.00 per share	1,900,000(1)	(2)	(2)	(2)

(1)	This registration statement includes 1,900,000 unsold shares of common stock that were previously registered on an expiring registration statement on Form S-3 (File No. 333-178173) (the “Expiring Registration Statement”) and any additional shares of common stock issued with respect thereto by stock split, stock dividend, or other similar transaction. Such unsold shares of common stock were also previously registered on a registration statement on Form S-3 (File No. 333-155682), and, in connection with the prior registration of such unsold shares of common stock on such registration statement, the registrant paid a fee of $5,314.93, which will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Expiring Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. Because no additional shares are being registered, no fee is due.
(2)	Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement only includes unsold shares that have been previously registered. Accordingly, there is no registration fee due in connection with this registration statement.

PROSPECTUS

6801 Rockledge Drive

Bethesda, Maryland 20817

(301) 897-6000

Lockheed Martin Direct Invest

Lockheed Martin Corporation (“Lockheed Martin”) is pleased to offer you the opportunity to participate in Lockheed Martin Direct Invest, a convenient direct stock purchase and dividend reinvestment program available for new investors to make an initial investment in Lockheed Martin common stock and for existing stockholders to increase their holdings of Lockheed Martin common stock. Program highlights include:

•	Purchasing Lockheed Martin common stock without going through a broker;

•	Reinvesting dividends automatically;

•	Buying additional shares of Lockheed Martin common stock by check or automatic deduction from your bank account; and

•	Transferring and selling shares of Lockheed Martin common stock easily.

This prospectus relates to 1,900,000 shares of Lockheed Martin common stock, par value $1.00 per share, to be offered for purchase under the program.

Lockheed Martin common stock is listed on the New York Stock Exchange under the trading symbol “LMT.”

Please read this prospectus carefully and keep it and all account statements for future reference. If you have any questions about the program, please call Computershare Trust Company, N.A. (“Computershare”), the program administrator, toll-free at 1-877-498-8861, 24 hours a day, seven days a week. Customer service representatives are available between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time, Monday through Friday. Computershare’s website is www.computershare.com/investor.

The shares of Lockheed Martin common stock being offered are not insured or protected by any governmental agency, and involve investment risk, including the possible loss of some or all of your investment. The payment of dividends by Lockheed Martin is discretionary and dividend payments may increase, decrease or be eliminated altogether at the discretion of Lockheed Martin’s Board of Directors.

This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state or country where the offer or sale is not permitted. To the extent required by applicable law in certain jurisdictions, shares offered through the program are offered only through a registered broker-dealer in those jurisdictions.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 1 of this prospectus for certain risk factors to consider before you decide to invest in the common stock offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 23, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”).

We have not authorized anyone to give any information or to make any representations concerning our common stock except those which are in this prospectus, any prospectus supplement that is delivered with this prospectus or any documents incorporated by reference into this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give or make to you. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the common stock that is referred to in the prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy common stock in any circumstances in which the offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any offer or sale of our common stock, as an indication that there has been no change in our affairs since the date of this prospectus.

Neither this prospectus nor any accompanying prospectus supplement contains all of the information included in the registration statement. We have omitted parts of the registration statement as permitted by the SEC’s rules and regulations. For further information, we refer you to the registration statement on Form S-3 we filed with the SEC on October 23, 2014, which can be found on the SEC website or read at the SEC offices mentioned under the headings “Where to Find Additional Information” and “Incorporation of Certain Information by Reference.” The registration statement also includes exhibits. Statements contained in this prospectus, any prospectus supplement, or that are incorporated by reference into this prospectus or a prospectus supplement, about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement and we file the agreement or document, you should refer to that agreement or document for a complete description of these matters.

You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where to Find Additional Information” and “Incorporation of Certain Information by Reference.”

As used in this prospectus, unless otherwise indicated, “Lockheed Martin,” “the company,” “we,” “our” and “us” are used interchangeably to refer to Lockheed Martin Corporation or to Lockheed Martin Corporation and its consolidated subsidiaries, as appropriate to the context.

LOCKHEED MARTIN CORPORATION

We are a global security and aerospace company principally engaged in the research, design, development, manufacture, integration and sustainment of advanced technology systems, products and services. We also provide a broad range of management, engineering, technical, scientific, logistic, and information services. We serve both domestic and international customers with products and services that have defense, civil, and commercial applications, with our principal customers being agencies of the U.S. Government. Our main areas of focus are in defense, space, intelligence, homeland security, and information technology, including cyber security.

We are a Maryland corporation formed in March 1995 by combining the businesses of Lockheed Corporation and Martin Marietta Corporation. Our principal executive offices are located at 6801 Rockledge Drive, Bethesda, Maryland 20817. Our telephone number is (301) 897-6000 and our website home page on the Internet is www.lockheedmartin.com. We make our website available for information purposes only. Our website and any other website should not be relied upon for investment purposes. Our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

RISK FACTORS

An investment in our common stock involves risks. We urge you to consider carefully the risks described in the documents incorporated by reference in this prospectus and, if applicable, in any prospectus supplement, before making an investment decision, including those risks identified under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, which are incorporated by reference in this prospectus and which may be amended, supplemented, or superseded from time to time by other reports that we subsequently file with the SEC. Additional risks, including those that relate to our common stock, may be included in a prospectus supplement that we authorize from time to time, or that are incorporated by reference into this prospectus or a prospectus supplement.

Our business, financial condition, results of operations, and cash flows could be materially adversely affected by any of these risks. The market or trading price of our common stock could decline due to any of these risks. Additional risks not presently known to us or that we currently deem immaterial also may impair our business and operations or cause the price of our common stock to decline.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides safe harbor provisions for forward-looking information. Forward-looking information is based on projections and estimates, not historical information. Some statements in this prospectus and the documents incorporated by reference in this prospectus are forward-looking and use words like “may,” “believe,” “expect,” “plan,” “anticipate,” “estimate,” and other similar expressions. Forward-looking information involves risks and uncertainties and reflects our best judgment based on then current information. Our financial condition, results of operations, and cash flows can be affected by inaccurate assumptions we make or by known or unknown risks and uncertainties. In addition, other factors may affect the accuracy of our forward-looking information. As a result, no forward-looking information can be guaranteed. Actual events and the results of operations may vary materially. While it is not possible to identify all factors, we continue to face many risks and uncertainties that could cause actual results to differ from our forward-looking statements, including the risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2013, and in our Quarterly Reports on Form 10-Q for the quarters ended March 30, 2014, June 29, 2014 and September 28, 2014.

Except where required by applicable law, we expressly disclaim a duty to provide updates to forward-looking statements after the date of this prospectus to reflect subsequent events, changed circumstances, changes in expectations, or the estimates and assumptions associated with them. You should review any additional disclosures we make regarding forward-looking information in our Forms 10-K, 10-Q and 8-K filed with the SEC, which are incorporated into this prospectus by reference.

INFORMATION ABOUT THE DIRECT INVEST PROGRAM

The following questions and answers explain and constitute the governing document for Lockheed Martin Direct Invest.

1.	What is Lockheed Martin Direct Invest?

Lockheed Martin Direct Invest or the “program” is a convenient direct stock purchase and dividend reinvestment program available for new investors to make an initial investment in Lockheed Martin common stock and for existing stockholders to increase their holdings of Lockheed Martin common stock. Participants in the program may elect to have dividends automatically reinvested in Lockheed Martin common stock and/or to make optional cash investments through our program administrator, Computershare.

Participation in Lockheed Martin Direct Invest is entirely voluntary, and we give no advice regarding your decision to join the program. If you decide to participate in this program, an enrollment form and reply envelope are enclosed for your convenience. Enrollment forms are also available by contacting Computershare at the address listed in Question 25.

2.	What options are available under the program?

Lockheed Martin Direct Invest allows participants to:

•	open a program account with an initial investment of as little as $250.00 by check, or by authorizing automatic deductions from a U.S. bank account;

•	have all or part of your Lockheed Martin common stock dividends automatically reinvested in additional shares of Lockheed Martin common stock;

•	increase your holdings of Lockheed Martin common stock under the program by making additional investments of as little as $50.00, including the option to make automatic purchases by authorizing deductions from a U.S. bank account;

•	purchase Lockheed Martin common stock in whole dollar amounts, rather than a specific quantity of shares, with the appropriate number of full and fractional shares credited to your Lockheed Martin Direct Invest account;

•	make gifts of stock to family members and others at no charge by transferring Lockheed Martin common stock to another Lockheed Martin Direct Invest account, new or old;

•	deposit common stock certificates in the program’s share safekeeping feature and have your ownership of common stock maintained on Computershare’s records in book-entry form; and

•	receive regular statements indicating activity in your program account.

Please refer to Question 8 for additional information regarding dividend reinvestment options and Question 9 for further information regarding the methods of making additional cash investments.

Please retain all account statements for your records. The statements contain important tax and other information.

3.	Who is eligible to participate in Lockheed Martin Direct Invest?

All U.S. citizens are eligible to participate in Lockheed Martin Direct Invest, whether or not they are currently stockholders of Lockheed Martin.

If you are not a U.S. citizen, you can participate in Lockheed Martin Direct Invest, provided there are not any laws or governmental regulations that would prohibit you from participating or laws or governmental regulations that would affect the terms of Lockheed Martin Direct Invest. Lockheed Martin reserves the right to terminate participation of any stockholder if it deems it advisable under any foreign laws or regulations. All program funds must be in U.S. funds and drawn on a U.S. bank. If you are not in the U.S., contact your bank to verify that they can provide you with a check that clears through a U.S. bank and can print the dollar amount in U.S. funds. Due to the longer clearance period, we are unable to accept checks clearing through non-U.S. banks. Please contact your local bank for details on how to make the transaction.

4.	How does a Lockheed Martin stockholder enroll in the program?

If you are already a Lockheed Martin stockholder of record (that is, if you own shares that are registered in your name, not your broker’s name) but you are not enrolled in Lockheed Martin Direct Invest, you may enroll in the program simply by completing and returning a shareholder enrollment form to Computershare or by contacting Computershare online at www.computershare.com/investor. You may obtain additional shareholder enrollment forms at any time upon request to Computershare.

5.	I already own shares, but they are held by my bank or broker and registered in “street name.” Can I use those shares to participate in the program?

Yes. To become a participant, you may choose from among the following three options:

•	If your shares of Lockheed Martin common stock are registered in the name of a bank, broker or other nominee, you may arrange for that bank, broker or nominee to register at least one share directly in your name in order to become eligible to participate in Lockheed Martin Direct Invest. Once at least one share is registered in your name, you can complete a shareholder enrollment form as described in Question 4.

•	If your shares of Lockheed Martin common stock are registered in the name of a bank, broker or other nominee, you may make arrangements to have your bank, broker or nominee participate in Lockheed Martin Direct Invest on your behalf.

•	You may enroll in the program in the same manner as someone who is not currently a Lockheed Martin stockholder, as described in Question 6.

6.	I am not currently a Lockheed Martin stockholder. How do I enroll in Lockheed Martin Direct Invest?

If you do not currently own any Lockheed Martin common stock and you wish to become a stockholder and a participant in Lockheed Martin Direct Invest, you may enroll in the program by completing an initial enrollment form and making an initial investment of at least $250.00 but no more than $10,000.00. To make your initial investment, you may either:

•	include with your initial investment form, a check made payable to “Computershare - Lockheed Martin” in an amount equal to at least $250.00;

•	authorize a one-time online investment of at least $250.00; or

•	authorize automatic deductions of $50.00 per transaction from a U.S. bank account for at least five consecutive purchases. Automatic deductions will continue indefinitely, beyond the initial five purchases, until you notify Computershare by telephone or in writing that the automatic deductions are to stop. A direct debit authorization form is included with the initial enrollment form.

7.	Are there costs associated with participation?

Effective January 1, 2015, if you participate in Lockheed Martin Direct Invest, you will bear the cost of your use of certain features in the program as described below:

•	A one-time $10.00 enrollment fee to establish a new account for a new investor (not a registered Lockheed Martin stockholder) will be deducted from the investment amount.

•	Each dividend reinvestment will entail a service fee of 5% of the amount reinvested, up to a maximum of $5.00 plus a per share processing fee of $0.05 for each share purchased.

•	Each optional cash investment by check or one-time online bank debit will entail a service fee of $5.00 plus a per share processing fee of $0.05 for each share purchased.

•	Each recurring automatic investment from your U.S bank account will entail a service fee of $2.50 per transaction plus a per share processing fee of $0.05 for each share purchased.

As described in Question 20, you will also bear the costs associated with selling shares you hold through the Lockheed Martin Direct Invest. If you instruct Computershare to sell some or all of your shares via a batch order sale, you will be charged a service fee of $15.00 per sale and a per share processing fee of $0.12 for each share sold. If you instruct Computershare to sell some or all of your shares via a market order sale, a day limit order sale or a good-til-cancelled (‘GTC”) order sale, you will be charged a service fee of $25.00 per sale and a per share processing fee of $0.12 for each share sold. An additional fee of $15.00 will be charged if the assistance of a Customer Service Representative is required when selling shares.

All per share processing fees include any applicable brokerage commissions Computershare is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share processing fee.

8.	What are the dividend reinvestment options?

As a participant in the program, you may elect to reinvest all, part or none of the dividends on your Lockheed Martin common stock for the purchase of additional shares. The options available to you are as follows:

•	Full Dividend Reinvestment. If you select this option, Computershare will apply all of your dividends on all Lockheed Martin common stock registered in your name toward the purchase of more shares of Lockheed Martin common stock.

•	Partial Dividend Reinvestment. If you select this option, Computershare will pay you dividends in cash on the number of shares of Lockheed Martin common stock that you specify on your enrollment form and apply the balance of your dividends toward the purchase of more shares of Lockheed Martin common stock.

•	All Dividends Paid in Cash (No Dividend Reinvestment). If you select this option, your dividends will not be reinvested. Instead, you will receive payment by check or automatic deposit (at your option) for all of your cash dividends.

Computershare will continue to reinvest your dividends as you have indicated on your enrollment form until you specify otherwise. You may change your election at any time by either completing or submitting a new enrollment form or by contacting Computershare directly at 1-877-498-8861 or online at www.computershare.com/investor. No matter which reinvestment option you have selected, you may make optional cash investments as described in Question 9.

9.	How do I make an additional investment?

You may make optional cash investments by choosing among the following three options:

•

Check Investment. You may make optional cash investments in Lockheed Martin common stock by sending to Computershare a check for the purchase of additional shares. The check must be made payable to “Computershare - Lockheed Martin” in U.S. dollars and drawn on a U.S. bank. If you are not in the U.S., contact your bank to verify that they can provide you with a check that clears through a U.S. bank and can print the dollar amount in U.S. funds. Due to the longer clearance period, we are unable to accept checks clearing through non-U.S. banks. Computershare will not accept cash, money orders, traveler’s checks or third party checks. All checks should be sent to Computershare at the address listed on the tear-off form section attached to each account statement you receive, or if making an investment when enrolling, with your enrollment form.

•	Online Investment. At any time, participants may make optional cash investments through Computershare’s website, www.computershare.com/investor, by authorizing a one-time online bank debit from an account at a U.S. bank or financial institution. You should refer to the online confirmation for the account debit date and investment date.

•	Automatic Investment from a U.S. Bank Account. As an alternative to sending checks, you may elect to have funds automatically withdrawn from your checking or savings account at a U.S. bank. You may elect the automatic deduction option by completing and signing a direct debit authorization form and returning this form to Computershare, together with a voided blank check or savings account deposit slip for the bank account from which the funds are to be withdrawn. Additional direct debit authorization forms are available through Computershare. You may also enroll online through www.computershare.com/investor. Your direct debit authorization forms will be processed and will become effective as promptly as practical. You should allow four to six weeks for the first investment to be initiated using this automatic deduction feature. Once automatic deductions begin, funds will be withdrawn from your bank account on either the first or fifteenth day of each month, or both (at your option), or the next business day if either of those days is not a business day. Those funds normally will be invested within five business days. You may change the amount of money or terminate automatic deductions by either calling Computershare directly at 1-877-498-8861 or by completing and submitting to Computershare a new direct debit authorization form or online at www.computershare.com/investor. To be effective for a particular investment date, Computershare must receive your new instructions at least six business days before the investment date. See Question 12 for information regarding investment dates.

10.	What are the minimum and maximum amounts for additional investments?

In addition to increasing your holdings of Lockheed Martin common stock through the reinvestment of dividends, you may make optional cash investments in Lockheed Martin common stock at any time. Your optional cash investment must be at least $50.00 up to a maximum of $250,000.00 in any calendar year. Whether participating through the use of a check, one-time online investment, or through the automatic deduction feature, the $50.00 minimum per transaction applies. If you are not a Lockheed Martin stockholder and are a first-time investor in the program, your initial investment must be for at least $250.00 and cannot exceed $10,000.00. See Question 6 for additional information regarding an initial investment.

Optional cash investments will be returned to you upon your request provided that Computershare receives your request at least two business days prior to the investment date.

11.	What is the source of Lockheed Martin common stock purchased through the program?

At Lockheed Martin’s option, shares may be purchased in the open market through a registered broker-dealer or directly from Lockheed Martin. Share purchases in the open market may be made on any stock exchange where Lockheed Martin common stock is traded or by negotiated transactions on such terms as Computershare may reasonably determine. Neither Lockheed Martin nor any participant will have any authority or power to direct the date, time or price at which shares may be purchased, or the selection of the broker or dealer through or from whom purchases are to be made.

12.	When will shares be purchased under the program?

General. Direct purchases from Lockheed Martin of authorized but unissued shares of Lockheed Martin common stock will be made on the relevant “investment date.” Purchases on the open market will begin on the investment date and will be completed no later than 30 days from such date for reinvested dividends and 35 days from such date for optional cash investments, except where completion at a later date is necessary or advisable under any applicable federal securities laws.

Optional Cash Investments. Computershare will normally invest any initial and additional cash investments by check, online investment, or by automatic deductions from a U.S. bank account, towards the purchase of Lockheed Martin common stock no later than five business days after receipt of the investment. Computershare will determine the actual investment date for initial and additional cash investments.

Dividend Reinvestments. The investment date for reinvested cash dividends will be the dividend payment date. If the investment date falls on a date when the New York Stock Exchange is closed, the investment date will be the next day that the New York Stock Exchange is open. If Computershare receives your enrollment form requesting reinvestment of dividends on or before the record date established for a particular dividend, reinvestment will commence with that dividend. Dividend record dates for dividends which may be declared on Lockheed Martin common stock and the related payment dates are announced by press release and posted on our website, at www.lockheedmartin.com/investor.

If your enrollment form is received after the record date for a particular dividend, the reinvestment of dividends will begin on the dividend payment date following the next record date if you are a participant in Lockheed Martin Direct Invest.

13.	At what price will shares be purchased?

For shares purchased on the open market, the price will be the weighted average of the purchase price of all shares purchased for the program for that investment date.

For shares purchased directly from Lockheed Martin, the price will be the average of the high and low sales prices of the common stock on the New York Stock Exchange during regular trading hours for that investment date. If the New York Stock Exchange is open for trading on an investment date but no trading in Lockheed Martin common stock occurs on the New York Stock Exchange for that date, we will determine your price per share on the basis of market quotations as we deem appropriate.

14.	Will fractional shares be purchased?

Yes. If any dividend or optional cash investment is not sufficient to purchase a whole share of Lockheed Martin common stock, a fractional share equivalent will be credited to your account. All fractional shares are rounded to six decimal places.

15.	How are payments with “insufficient funds” handled?

In the event that any check, authorized electronic funds transfer or other deposit is returned unpaid for any reason, or your predesignated U.S. bank account does not have sufficient funds for an automatic debit, Computershare will consider the request for investment of that purchase null and void and will immediately remove from your account any shares already purchased in anticipation of receiving those funds. If the net proceeds from the sale of those shares are insufficient to satisfy the balance of the uncollected amounts, Computershare may sell additional shares from your account as necessary to satisfy the uncollected balance. There is a $25.00 fee for any check or other deposit that is returned unpaid by your bank and for any failed automatic deduction from your predesignated U.S. bank account. This fee will be collected by Computershare through the sale of the number of shares from your Lockheed Martin Direct Invest account necessary to satisfy the fee.

16.	Will interest be paid on the program accounts?

No. Interest will not be paid on amounts held pending investment.

17.	Who will hold the additional shares purchased through Lockheed Martin Direct Invest?

We are a participant in the Direct Registration System (“DRS”). DRS is a method of recording shares of stock in book-entry form. Shares purchased through Lockheed Martin Direct Invest are credited in book-entry form to your account on Computershare’s records. The number of shares (including fractional interests) credited to your account will be shown on each account statement.

If you wish to pledge shares credited to your account, you must first request Computershare to issue a stock certificate for the shares. To request a stock certificate, see Question 18.

18.	How may I receive a stock certificate?

You may obtain a certificate (for an additional fee) for some or all of the whole shares credited to your program account at any time by requesting Computershare to withdraw shares from your program account. You may make such a request by:

•	calling Computershare at 1-877-498-8861;

•	accessing your program account through the Internet at Computershare’s website www.computershare.com/investor;

•	using the tear-off form attached to the account statement; or

•	sending written notice specifying the number of shares to be withdrawn.

Certificates will be issued to you and registered in your name. Certificates are normally issued to participants within two business days after receipt of the request. No certificates will be issued for a fractional share of common stock. If you request a certificate for all shares credited to your account, a certificate will be issued for the whole shares and a cash payment will be made for any remaining fractional share. That cash payment will be based upon the then-current market price of the common stock, less any service and processing fees, and any other costs of sale.

Withdrawing shares from your account does not affect your dividend reinvestment option. For example, if you authorized the full dividend reinvestment option, cash dividends with respect to shares withdrawn from your account in stock certificate form will continue to be reinvested.

19.	May I add my certificated shares of Lockheed Martin common stock to my Lockheed Martin Direct Invest account for safekeeping?

Yes. You may deposit any Lockheed Martin stock certificate in your possession and registered in your name with Computershare for credit to your account as book-entry shares at any time, at no cost. The safekeeping feature offers two advantages:

•	the risk associated with loss, theft or destruction of stock certificates is eliminated; otherwise, in the case of a lost or stolen certificate, no sale or transfer may occur until a replacement is obtained, which can be a costly and time-consuming process; and

•	since shares deposited into your account with Computershare are treated in the same manner as shares purchased through the program, they may be transferred or sold through the program in a convenient and efficient manner.

To combine shares held in certificate form with shares held through your Lockheed Martin Direct Invest account, you must send your request and your certificates to Computershare. The certificates should not be endorsed. Computershare will promptly send you a statement confirming each certificate deposit.

To insure against loss resulting from mailing certificates to Computershare, you should send your certificates to the address listed in Question 25 by registered mail, return receipt requested, and properly insured. If your share certificate is lost, you will be required to post a bond and pay an insurance premium. As of the date of this prospectus, the insurance premium equals 3% of the market value of the securities plus a processing fee of $50.00 (or a minimum of $70.00). As a result, we recommend that you insure the shipment of your shares for at least 3% of the market value, plus a $50.00 processing fee, to cover the cost of the replacement bond in the event that your share certificates are lost or stolen in transit.

20.	How may I sell shares I hold through Lockheed Martin Direct Invest?

You have four choices when making a sale, depending on how you submit your sale request, as follows:

•	Market Order: A market order is a request to sell shares promptly at the current market price. Market order sales are only available at www.computershare.com/investor through Investor Centre or by calling Computershare directly at 1-877-498-8861. Market order sale requests received at www.computershare.com/investor through Investor Centre or by telephone will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern Time). Any orders received after 4:00 p.m. Eastern Time will be placed promptly on the next day the market is open. Depending on the number of shares being sold and current trading volume in the shares, a market order may only be partially filled or not filled at all on the trading day in which it is placed, in which case the order, or remainder of the order, as applicable, will be cancelled at the end of such day. To determine if your shares were sold, you should check your account online at www.computershare.com/investor or call Computershare directly at 1-877-498-8861. If your market order sale was not filled and you still want the shares sold, you will need to re-enter the sale request. The price shall be the market price of the sale obtained by Computershare’s broker, less a service fee of $25.00 per sale and a per share processing fee of $0.12 for each share sold.

•	Batch Order: A batch order is an accumulation of all sale requests for a security submitted together as a collective request. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions for batch orders received by Computershare will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. All sale requests received in writing will be submitted as batch order sales. Computershare will seek to sell shares in round lot (100 shares) transactions. For this purpose Computershare may combine each selling program participant’s shares with those of other selling participants. In every case of a batch order sale, the price to each selling Program participant shall be the weighted average sale price obtained by Computershare’s broker for each aggregate order placed by Computershare and executed by the broker, less a service fee of $15.00 per sale and a per share processing fee of $0.12 for each share sold.

•	Day Limit Order: A day limit order is an order to sell securities when and if they reach a specific trading price on a specific day. The order is automatically cancelled if the price is not met by the end of that day (or, for orders placed after-market hours, the next day the market is open). Depending on the number of securities being sold and the current trading volume in the securities, such an order may only be partially filled, in which case the remainder of the order will be cancelled. The order may be cancelled by the applicable stock exchange, by Computershare at its sole discretion or, if Computershare’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling Computershare directly at 1-877-498-8861. Each day limit order sale will incur a service fee of $25.00 per sale and a per share processing fee of $0.12 for each share sold.

•	Good-Til-Cancelled (“GTC”) Limit Order: A GTC limit order is an order to sell securities when and if the securities reach a specific trading price at any time while the order remains open (generally up to 30 days). Depending on the number of securities being sold and current trading volume in the securities, sales may be executed in multiple transactions and over more than one day. If an order remains open for more than one day during which the market is open, a separate fee will be charged for each such day. The order (or any unexecuted portion thereof) is automatically cancelled if the trading price is not met by the end of the order period. The order may be cancelled by the applicable stock exchange, by Computershare at its sole discretion or, if Computershare’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling Computershare directly at 1-877-498-8861. Each GTC limit order sale will incur a service fee of $25.00 per sale and a processing fee of $0.12 for each share sold.

Per share processing fees include any applicable brokerage commissions Computershare is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share processing fee. Computershare may, for various reasons, require a sales request to be submitted in writing. Please contact Computershare to determine if there are any limitations applicable to your particular sale request. An additional fee of $15.00 will be charged if the assistance of a Customer Service Representative is required when selling shares.

You should be aware that the price of Lockheed Martin common stock may rise or fall during the period between a request for sale, its receipt by Computershare, and the ultimate sale on the open market. Instructions for a market order or a batch sale are binding and may not be rescinded.

If you elect to sell shares online at www.computershare.com/investor through the Investor Centre, you may utilize Computershare’s international currency exchange service to convert your sale proceeds to your local currency prior to being sent to you. Receiving your sales proceeds in a local currency and having your check drawn on a local bank avoids the time consuming and costly “collection” process required for cashing U.S. dollar checks. This service is subject to additional terms and conditions and fees, which you must agree to online.

Computershare reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. In addition, no one will have any authority or power to direct the time or price at which shares for the program are sold (except for prices specified for day limit orders or GTC limit orders), and no one, other than Computershare, will select the broker(s) or dealer(s) through or from whom sales are to be made.

Alternatively, you may choose to sell common shares in your program account through a stockbroker of your choice, in which case you should contact your broker about transferring shares from your plan account to your brokerage account. You may be charged a fee by your broker.

21.	Can I transfer shares that I hold in the program to someone else?

Yes. You may transfer ownership of some or all of your shares held through Lockheed Martin Direct Invest. You may call Computershare at 1-877-498-8861 for complete transfer instructions. You may also obtain information about transferring your shares through the Computershare Transfer Wizard at www.computershare.com/transferwizard. The Transfer Wizard will guide you through the transfer process, assist you in completing the transfer form, and identify other necessary documentation you may need to provide. You may transfer shares to new or existing Lockheed Martin stockholders. If you transfer less than one whole share, a new Lockheed Martin Direct Invest account may not be opened for the transferee. If the transferee is not already a participant in Lockheed Martin Direct Invest and you transfer more than one whole share, an account will be opened in the name of the transferee and he or she will automatically be enrolled in the program. If the transferee is not already a participant in Lockheed Martin Direct Invest, the account will be enrolled under the full reinvestment option unless you specify differently. The transferee may change the investment option after the transfer has been made as described in Question 23.

22.	I’ve just moved. How can I request a change of address or update other personal data?

It is important that our records contain your most up-to-date personal data. If you need to request a change of address or update other personal data, please call Computershare at 1-877-498-8861, write to Computershare at the address listed in Question 25, or update your information online through Investor Centre at www.computershare.com/investor.

23.	How may I change my dividend reinvestment option or discontinue reinvesting my dividends?

You may change dividend reinvestment options by calling Computershare directly at 1-877-498-8861, instructing Computershare in writing at its address listed in Question 25, online at www.computershare.com/investor or by submitting to Computershare a new election on an enrollment form. To be effective for a specific dividend, any change must be received by Computershare before the record date for that dividend. See Question 12 for information regarding record dates.

You may discontinue reinvestment of cash dividends at any time by calling or writing to Computershare. If Computershare receives your request to discontinue dividend reinvestment on or after the record date for a dividend, Computershare may either pay the dividend in cash or reinvest it under the program on the next investment date on your behalf. If reinvested, Computershare may sell the shares purchased and send the proceeds to you, less any service or processing fees and any other costs of sale. After processing your request to discontinue dividend reinvestment, any shares credited to your account under Lockheed Martin Direct Invest will continue to be held in book-entry form. Dividends on any shares held in book-entry form, and on any shares you hold in stock certificate form, will be paid in cash by check or direct deposit (at your option). To receive cash dividends by direct deposit, see Question 24.

24.	May I receive dividend payments by direct deposit?

Yes. Through the program’s direct deposit feature, instead of receiving dividend checks, you may elect to have your cash dividends paid by electronic funds transfer to your U.S. bank account on the dividend payment date. To receive dividends by direct deposit, you must complete, sign and return to Computershare an authorization for electronic direct deposit. You may obtain this form by calling Computershare directly at 1-877-498-8861. You also may elect direct deposit at www.computershare.com/investor through Investor Centre.

Authorization for electronic direct deposit forms will be processed and will become effective as promptly as practicable after receipt of the form by Computershare. You may change your designated bank account for direct deposit or discontinue this feature at any time by submitting to Computershare a new authorization for electronic direct deposit form, through the Internet, or by written instruction to Computershare.

25.	Who administers Lockheed Martin Direct Invest? How do I contact them?

Computershare Trust Company, N.A. directs the purchase of and credits participants’ accounts with shares of Lockheed Martin common stock acquired under the program, keeps records, sends statements of account activity to participants and performs federal income tax reporting and other related duties.

You may contact Computershare by writing to:

Lockheed Martin Direct Invest

c/o Computershare

P.O. Box 30170

College Station, TX 77842-3170

You may contact Computershare toll-free at one of the telephone numbers listed below:

•	Stockholder customer service, including sale of shares: 1-877-498-8861 (within the U.S. and Canada) and 1-781-575-2879 (outside the U.S. and Canada).

•	New investors requesting program material: 1-877-498-8861 (available 24 hours a day, 7 days a week) and TDD: 1-800-368-0328 (a telecommunications device for the hearing impaired is available).

You also may contact Computershare via the Internet. Computershare’s Internet address is www.computershare.com/investor. Messages sent via the Internet will be responded to promptly. At Computershare’s website, you can access your share balance, sell shares, request a stock certificate, and obtain online forms and other information about your account.

26.	What reports will I receive?

Statements of your account activity will be sent to you after each transaction. Each account statement will show the amount invested, the purchase or sale price, the number of shares purchased or sold and any applicable service and processing fees, as well as any activity associated with share deposits or withdrawals. The statement will also reflect the cost basis of any shares acquired after January 1, 2011. Please notify Computershare promptly either in writing or by telephone if your address changes. In addition, you will receive copies of the same communications sent to all other holders of Lockheed Martin common stock, such as annual reports and proxy statements. You also will receive any Internal Revenue Service information returns, if required.

Please retain all account statements for your records. The statements contain important tax and other information.

27.	What if Lockheed Martin issues a stock dividend or declares a stock split?

Any stock dividends or split shares of Lockheed Martin common stock distributed by Lockheed Martin on shares credited to your account or on shares held by you in the form of stock certificates will be credited to your program account. You will receive a statement indicating the number of shares or dividends earned as a result of the transaction.

28.	How do I vote my program shares at stockholders’ meetings?

Each stockholder entitled to vote at a meeting of stockholders is sent either a notice containing instructions on how to access our proxy statement and our annual report or a printed copy of our proxy materials before the meeting. You are encouraged to read the proxy materials carefully. You may vote your shares in accordance with the instructions provided in the proxy materials.

29.	Can Lockheed Martin Direct Invest be changed?

Lockheed Martin reserves the right to suspend or terminate the program at any time. Lockheed Martin also reserves the right to make modifications to the program. You will be notified of any such suspension, termination or modification.

Computershare also may terminate your Lockheed Martin Direct Invest account if you do not own at least one whole share. In the event that your program account is terminated for this reason, a check for the cash value of the fractional share based upon the then-current market price, less any service fee, any brokerage commission and any other costs of sale, will be sent to you and your account will be closed.

Any questions of interpretation that may arise under the program will be determined by Lockheed Martin and Lockheed Martin’s determination will be final.

30.	What are the responsibilities of Lockheed Martin and Computershare under the program?

Neither Lockheed Martin nor Computershare will be liable for any act or omission to act, which was done in good faith, including any claim of liability arising out of the failure to cease reinvestment of dividends for a participant’s account upon the participant’s death prior to receipt of notice in writing of the death along with a request to cease dividend reinvestment from a qualified representative of deceased, the prices at which shares are purchased or sold for participants’ accounts, the times when purchases or sales are made, or fluctuations in the market value of Lockheed Martin common stock.

You should recognize that neither Lockheed Martin nor Computershare can assure you of a profit or protect you against a loss on shares purchased through the program.

Although Lockheed Martin currently contemplates the continuation of quarterly dividends, the payment and amount of dividends is subject to the discretion of Lockheed Martin’s Board of Directors and will depend upon future earnings, the financial condition of Lockheed Martin and other factors.

31.	What are the federal income tax consequences of participating in the program?

This is a general discussion of the U.S. federal income tax consequences of the program. You should consult your own tax advisor with respect to the tax consequences of participation in the program (including federal, state, local and other tax laws and U.S. tax withholding laws) applicable to your particular situation.

Cash dividends reinvested under the program will be taxable for U.S. federal income tax purposes as having been received by you even though you have not actually received them in cash. The total amount of dividends earned by you during the year, whether or not they are reinvested, will be reported to you and the U.S. Internal Revenue Service on IRS Form 1099-DIV shortly after the close of each year.

In addition, when Computershare purchases shares for your account on the open market rather than directly from Lockheed Martin, to the extent Lockheed Martin has paid any per share processing fee associated with your participation in the program, you must include in your gross income, as an individual dividend, your allocable shares of any per share processing fees paid by Lockheed Martin. This amount will be reported to you and the U.S. Internal Revenue Service on IRS Form 1099-DIV shortly after the end of each year. Your tax basis in these shares will be the cost of the shares plus your allocable share of per share processing fees paid by Lockheed Martin. Per share processing fees include any applicable brokerage commissions Computershare is required to pay. Effective January 1, 2015, per share processing fees will be borne by participants as described in Question 7.

You will not realize gain or loss for U.S. federal income tax purposes upon a transfer of shares to your program account or the withdrawal of whole shares from your account. You will, however, generally realize gain or loss upon the receipt of cash for a fractional share credited to your account. You will also realize gain or loss when shares are sold. The amount of gain or loss will be the difference between the amount that you receive for the shares sold and your tax basis in the shares (generally, the amount you paid for the shares plus allocable per share processing fees paid by Lockheed Martin, if any). Sales will be reported to you and the U.S. Internal Revenue Service on IRS Form 1099-B shortly after the end of the year.

Dividends of a nonresident foreign stockholder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If you are a nonresident foreign stockholder whose dividends are subject to U.S. federal income tax withholding, the amount of the tax to be withheld will be deducted from the amount of dividends, and your election regarding dividend reinvestment will apply to the net amount of dividends remaining after such deduction for tax withholding.

Dividends paid on shares in the program accounts, and proceeds from a sale of shares, may be subject to the “backup withholding” provisions of the Internal Revenue Code. If you fail to furnish a properly completed Form W-9 or its equivalent or are otherwise subject to backup withholding, Computershare must withhold and pay over to the Internal Revenue Service a withholding tax at the current withholding rate prescribed by Section 3406 of the Internal Revenue Code from the amount of dividends, the proceeds of the sale of a fractional share, and the proceeds of any sale of whole shares, unless you are exempt from backup withholding.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC, which means that we may disclose important information by referring you to another document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and certain information we file later with the SEC automatically will update and, to the extent inconsistent, supersede the information filed earlier. We incorporate by reference into this prospectus the documents listed below (and any amendments to these documents) and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the offering of the common stock covered by this prospectus is completed; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC.

The following documents we filed with the SEC are incorporated herein by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 14, 2014, including the portions of our Proxy Statement, filed with the SEC on March 14, 2014, for our 2014 annual meeting of stockholders incorporated by reference in our Annual Report;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 30, 2014, June 29, 2014 and September 28, 2014;

•	our Current Reports on Form 8-K filed on January 28, 2014, March 3, 2014, March 27, 2014, April 25, 2014, July 1, 2014, August 12, 2014 and August 15, 2014; and

•	the description of our common stock, $1.00 par value per share, contained in our Registration Statement on Form 8-B (File No. 001-11435), filed on March 6, 1995 pursuant to Section 12 of the Exchange Act (as amended on Form 8-B/A (File No. 001-11437) filed on March 9, 1995), and any amendment or report filed for the purpose of updating such description.

You may obtain copies of the documents we incorporate by reference by contacting us at the address indicated below or by contacting the SEC as described below under “Where to Find Additional Information.” We will provide without charge upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference, except that exhibits to such documents will not be provided unless they are specifically incorporated by reference into such documents. Requests for copies of these documents should be directed to:

Lockheed Martin Corporation

6801 Rockledge Drive

Bethesda, Maryland 20817

Attention: Corporate Secretary

Telephone: (301) 897-6000

WHERE TO FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. Copies of the registration statement of which this prospectus is a part, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of all or a portion of the documents we file with the SEC can be obtained from the public reference room of the SEC upon payment of prescribed fees. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to you on the SEC’s website at http://www.sec.gov. In addition, because our common stock is listed on the New York Stock Exchange, reports and other information concerning us can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Our SEC filings also are available free of charge from our website at http://www.lockheedmartin.com. Information contained on our website or any other website is not incorporated into this prospectus and does not constitute a part of this prospectus.

USE OF PROCEEDS

Lockheed Martin will receive proceeds from the purchase of Lockheed Martin common stock through the program only to the extent that such purchases are made directly from Lockheed Martin and not from open market purchases by Computershare. Any proceeds received by us (which cannot be estimated), will be used for general corporate purposes.

LEGAL OPINIONS

The legality of the common stock covered by this prospectus has been passed upon for Lockheed Martin by Marian S. Block, Vice President and Associate General Counsel, Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, Maryland 20817.

EXPERTS

The consolidated financial statements of Lockheed Martin Corporation appearing in Lockheed Martin Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of Lockheed Martin Corporation’s internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited consolidated interim financial information of Lockheed Martin Corporation for the quarters ended March 30, 2014 and March 31, 2013, the quarters and six months ended June 29, 2014 and June 30, 2013, and the quarters and nine months ended September 28, 2014 and September 29, 2013, incorporated by reference in this prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated April 23, 2014, July 23, 2014, and October 23, 2014, included in Lockheed Martin Corporation’s Quarterly Reports on Forms 10-Q for the quarters ended March 30, 2014, June 29, 2014 and September 28, 2014, and incorporated by reference herein, state that they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the “Securities Act”) for their reports on the unaudited interim financial information because these reports are not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses in connection with the issuance and distribution of the securities being registered. All amounts shown (other than the SEC registration fee) are estimates subject to future contingencies.

SEC registration fee	$0
Legal fees and expenses	$0
Printing and distribution of prospectus	$18,000
Accounting fees and expenses	$14,000
Miscellaneous expenses	$5,000
Total	$37,000

Item 15.	Indemnification of Directors and Officers

The Maryland General Corporation Law authorizes Maryland corporations to limit the liability of directors and officers to the corporation or its stockholders for money damages, except (a) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding or (c) in respect of certain other actions not applicable to the Registrant. Under the Maryland General Corporation Law, unless limited by charter, indemnification is mandatory if a director or an officer has been successful on the merits or otherwise in the defense of any proceeding by reason of his or her service as a director or officer unless such indemnification is not otherwise permitted as described in the following sentence. Indemnification is permissive unless it is established that (a) the act or omission of the individual was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) the individual actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the individual had reasonable cause to believe his or her act or omission was unlawful. In addition to the foregoing, a court of appropriate jurisdiction may, under certain circumstances, order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding sentence or has been adjudged liable on the basis that a personal benefit was improperly received in a proceeding charging improper personal benefit to the director or officer. If the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, however, no indemnification may be made if the individual is adjudged liable to the corporation, except to the extent of expenses approved by a court of competent jurisdiction.

Article XI of the Charter of the Registrant limits the liability of directors and officers to the fullest extent permitted by the Maryland General Corporation Law. Article XI of the Charter of the Registrant also authorizes the board of directors of the Registrant to adopt bylaws or resolutions to provide for the indemnification of directors and officers. Article VI of the Bylaws of the Registrant provides for the indemnification of the Registrant’s directors and officers to the fullest extent permitted by the Maryland General Corporation Law. In addition, the Registrant’s directors and officers are covered by certain insurance policies maintained by the Registrant.

In addition, the Registrant has entered into indemnification agreements with its directors. The indemnification agreements require the Registrant to indemnify a director to the fullest extent permitted by Maryland law. The indemnification agreements also require the Registrant to advance expenses on behalf of such director if the director furnishes the Registrant with a written affirmation of the director’s good faith belief that the standard of conduct necessary for indemnification by the Registrant has been met and a written undertaking to reimburse the Registrant if a court of competent jurisdiction determines that the director is not entitled to indemnification. The agreements are in addition to other rights to which a director may be entitled under the Registrant’s charter, bylaws and Maryland law.

Item 16.	Exhibits

Exhibit Number	Exhibit Description

5.1	Opinion of Marian S. Block, Vice President and Associate General Counsel of Lockheed Martin Corporation.

15.1	Acknowledgment of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Marian S. Block, Vice President and Associate General Counsel of Lockheed Martin Corporation (included in Exhibit 5.1)

24.1	Powers of Attorney.

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424,

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant,

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant, and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 23rd day of October, 2014.

Lockheed Martin Corporation
(Registrant)

By:	/s/ Brian P. Colan
Brian P. Colan
Vice President, Controller, and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures	Titles	Date

*	Chairman, President, and Chief Executive Officer (Principal Executive Officer)	October 23, 2014
Marillyn A. Hewson

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 23, 2014
Bruce L. Tanner

/s/ Brian P. Colan	Vice President, Controller, and Chief Accounting Officer (Principal Accounting Officer)	October 23, 2014
Brian P. Colan

*	Director	October 23, 2014
Daniel F. Akerson

*	Director	October 23, 2014
Nolan D. Archibald

*	Director	October 23, 2014
Rosalind G. Brewer

*	Director	October 23, 2014
David B. Burritt

*	Director	October 23, 2014
James O. Ellis, Jr.

*	Director	October 23, 2014
Thomas J. Falk

*	Director	October 23, 2014
Gwendolyn S. King

*	Director	October 23, 2014
James M. Loy

*	Director	October 23, 2014
Douglas H. McCorkindale

*	Director	October 23, 2014
Joseph W. Ralston

*	Director	October 23, 2014
Anne Stevens

*	By Marian S. Block pursuant to Powers of Attorney which have been filed with this registration statement on Form S-3.

Date: October 23, 2014	By:	/s/ Marian S. Block
Marian S. Block
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion of Marian S. Block, Vice President and Associate General Counsel of Lockheed Martin Corporation

15.1	Acknowledgment of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Marian S. Block, Vice President and Associate General Counsel of Lockheed Martin Corporation (included in Exhibit 5.1).

24.1	Powers of Attorney.